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                                                                      Exhibit 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               THE ANDERSONS, INC.


    (In thousands, except for ratio)    Nine Months Ended
                                          September 30                      Year ended December 31
                                         2003       2002       2002       2001       2000       1999       1998
                                        -------    -------    -------    -------    -------    -------    -------
Computation of earnings
  Income before income taxes (a)        $ 7,492    $11,226    $16,002    $11,931    $14,364    $11,959    $13,006
  Add:
    Interest expense on indebtedness      6,119      7,328      9,812     11,570     11,829      9,517      8,954
    Interest portion of rent expense      2,711      2,691      3,627      3,587      3,620      3,654      4,468
                                        -------    -------    -------    -------    -------    -------    -------
  Earnings                              $16,322    $21,245    $29,441    $27,088    $29,813    $25,130    $26,428
                                        =======    =======    =======    =======    =======    =======    =======

Computation of fixed charges
  Interest expense on indebtedness      $ 6,119    $ 7,328    $ 9,812    $11,570    $11,829    $ 9,517    $ 8,954
  Interest portion of rent expense        2,711      2,691      3,627      3,587      3,620      3,654      4,468
                                        -------    -------    -------    -------    -------    -------    -------
  fixed charges                         $ 8,830    $10,019    $13,439    $15,157    $15,449    $13,171    $13,422
                                        =======    =======    =======    =======    =======    =======    =======

Ratio of earnings to fixed charges         1.85       2.12       2.19       1.79       1.93       1.91       1.97
                                        =======    =======    =======    =======    =======    =======    =======

(a) Income before income taxes for the year ended 2002 and six months ended June 30, 2002 has been restated to reflect the adoption of EITF Topic D-96 "Accounting for Management Feed Based on a Formula." See the Company's 2002 Annual Report on Form 10-K/A for further discussion.